UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006 (April 17, 2006)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

≅   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

≅   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

≅   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

≅   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.       Other Events.

On April 18, 2006, Seitel, Inc. (the "Company") issued a press release announcing the expiration, at 5:00 p.m., New York City time, on April 17, 2006, of its offer (the "Offer") to purchase up to $8,513,000 principal amount of its 11.75% Senior Notes due 2011 (the "Notes").  The Company was required by the terms of the indenture for the Notes entered into with LaSalle Bank National Association as of July 2, 2004 (the "Indenture") to make the Offer because the Company generated excess cash flow (as defined in the Indenture) for the year 2005.  There were no Notes tendered pursuant to the Offer.

           The press release includes a non-GAAP financial measure, excess cash flow, and a related reconciliation to income from operations, the most directly comparable GAAP measure.  The terms of the Indenture define excess cash flow and further utilize this financial measure to determine if, when and to what extent a purchase offer must be made to holders of the Notes.  The Company's management believes disclosure of the excess cash flow measure is useful information because it provides an understanding of why the purchase offer has been made and how the amount of the purchase offer was determined.

Section 9 - Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits

           (a)       Financial Statements of Businesses Acquired.

                      None.

           (b)       Pro Forma Financial Information.

                      None.

           (c)       Exhibits.

                      99.1     Press Release dated April 18, 2006.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 18, 2006                                                                    SEITEL, INC.

                                                                                                          By:  /s/ Robert D. Monson

                                                                                                          Robert D. Monson

                                                                                                          President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 18, 2006.